EXHIBIT 99.1

Nanophase Reports Third Quarter 2018 Financial Results

Expects Record Year Driven by Solésence and Mineral UV Absorber Growth

The Company’s financial conference call is scheduled for November 1, 2018 at 11am EDT

ROMEOVILLE, Ill., Oct. 31, 2018 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors such as UV light and pollution, today reported financial results for the third quarter ended September 30, 2018.

“Through our first Solésence product launches, our patented and proprietary Active Stress Defense Technology is being well received in the market,” commented Nanophase CEO and President Jess Jankowski.  “We are awaiting feedback regarding follow-on volume for 2019.  Solésence revenue made up more than 10% of our total revenue over the past two quarters, and we expect ongoing sales from our initial launches, plus revenue from a new clients’ upcoming launch, to have a positive impact on Q4 results.”

“Total revenue in Q318 has been most significantly driven by the continued strength of our minerals-based active ingredients in the various sun- and skin-care markets.  We expect consumer awareness of the positive effects of minerals-based versus chemicals-based UV protection to continue to grow over time.  Within our product portfolio, we feel our zinc oxide active ingredients and formulated finished products will continue to benefit from this market shift.”

Third Quarter 2018 Financial Highlights

  Revenue for the third quarter was $4.0 million in 2018, compared to $2.8 million in 2017.

  The net loss for the quarter was $136,000 in 2018, or $0.00 per share, compared to a net loss for the quarter of $643,000, or $0.02 per share, for 2017.

Nine Months Ended September 30, 2018 Financial Highlights

  Revenue for the first nine months of 2018 was $11.0 million, vs. $9.9 million reported during the same period of 2017.

  The net loss for the first nine months of 2018 was $1.0 million, or $0.03 per share, compared to a net loss of $0.6 million, or $0.02 per share, for the comparable period of 2017.

  The Company finished the quarter with approximately $1.0 million in cash and cash equivalents.

Jankowski continued, “Our nine-month results were negatively impacted by what we believe was an anomalous first quarter, and for Q318, residual launch costs, and catch-up volume discounts accompanying the rapid growth from our largest personal care ingredients customer.  That said, we are excited about our 2018 product launches and the growth we expect them to drive in 2019.  We are expecting additional Solésence product launches in 2019 and continued strong volume for our active ingredients business for the foreseeable future.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

Third Quarter 2018 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for November 1, 2018, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 2997214.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: the Company’s ability to be consistently profitable despite the losses it has incurred since its incorporation; a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; the terms of the Company’s supply agreements with BASF Corporation, which could trigger a requirement to transfer technology and/or sell equipment to that customer; the Company’s potential inability to obtain working capital when needed on acceptable terms or at all; the Company’s ability to obtain materials at costs it can pass through to its customers, including Rare Earth elements, specifically cerium oxide, as well as high purity zinc; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation or other legal proceedings in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue for its securities; and other factors described in the Company’s Form 10-K filed March 30, 2018. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

COMPANY CONTACT
Investor Relations
630-771-6705

Nanophase Technologies Corporation
1319 Marquette Drive
Romeoville, IL 60446

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	September 30,
	2018	December 31,
ASSETS	(Unaudited)	2017

Current assets:
Cash and cash equivalents	$1,033,657	$1,955,073
Trade accounts receivable, less allowance for doubtful accounts of $5,000 on September 30, 2018 and December 31, 2017	1,917,380	1,114,607
Other receivable	68	95
Inventories, net	2,091,609	1,138,870
Prepaid expenses and other current assets	254,772	415,192
Total current assets	5,297,485	4,623,837

Equipment and leasehold improvements, net	1,760,902	1,624,359
Other assets, net	15,552	17,410
	$7,073,939	$6,265,606

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	500,000	300,000
Current portion of capital lease obligations	197,382	142,912
Accounts payable	1,916,015	1,037,784
Accrued expenses	979,535	542,810
Total current liabilities	3,592,932	2,023,506

Long-term portion of capital lease obligations	495,479	415,887
Long-term deferred rent	361,195	409,790
Asset retirement obligation	189,123	184,518
Total long-term liabilities	1,045,797	1,010,195

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding
Common stock, $.01 par value, 42,000,000 shares authorized; 33,847,793 and 33,911,792 shares issued and outstanding on September 30, 2018 and December 31, 2017, respectively	339,118	338,478
Additional paid-in capital	98,737,017	98,562,750
Accumulated deficit	(96,640,926)	(95,669,323)
Total stockholders' equity	2,435,209	3,231,905
	$7,073,939	$6,265,606

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Product revenue, net	$3,997,526	$2,523,584	$10,907,659	$9,524,848
Other revenue	24,028	260,976	128,221	327,304
Net revenue	4,021,554	2,784,560	11,035,880	9,852,152

Operating expense:
Cost of revenue	2,964,160	2,200,066	8,164,050	6,862,471
Gross profit	1,057,395	584,494	2,871,830	2,989,681

Research and development expense	415,724	494,076	1,512,453	1,353,830
Selling, general and administrative expense	765,567	723,979	2,299,339	2,203,026
Income/(Loss) from operations	(123,896)	(633,561)	(939,962)	(567,175)
Interest income	-	-	-	-
Interest expense	11,741	9,151	31,641	24,911
Other, net	-	-	-	(17,876)
Income/(Loss) before provision for income taxes	(135,637)	(642,712)	(971,603)	(574,210)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(135,637)	$(642,712)	$(971,603)	$(574,210)

Net income/(loss) per share- basic and diluted	$-	$(0.02)	$(0.03)	$(0.02)

Weighted average number of basic and diluted common shares outstanding	33,850,326	31,239,678	33,850,638	31,234,735

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Product revenue, net	$3,997,526	$2,523,584	$10,907,659	$9,524,848
Other revenue	24,028	260,976	128,221	327,304
Net revenue	4,021,554	2,784,560	11,035,880	9,852,152

Operating expense:
Cost of revenue detail:
Depreciation	24,258	22,596	64,129	66,992
Non-Cash equity compensation	8,831	6,012	21,767	18,085
Other costs of revenue	2,931,071	2,171,458	8,078,154	6,777,394
Cost of revenue	2,964,160	2,200,066	8,164,050	6,862,471
Gross profit	1,057,395	584,494	2,871,830	2,989,681

Research and development expense detail:
Depreciation	9,597	8,212	29,179	37,981
Non-Cash equity compensation	15,373	11,771	22,373	36,266
Other research and development expense	390,754	474,093	1,460,901	1,279,583
Research and development expense	415,724	494,076	1,512,453	1,353,830

Selling, general and administrative expense detail:
Depreciation and amortization	4,881	4,087	15,308	12,988
Non-Cash equity compensation	34,295	27,925	85,742	85,199
Other selling, general and administrative expense	726,391	691,967	2,198,289	2,104,839
Selling, general and administrative expense	765,567	723,979	2,299,339	2,203,026
Income/(Loss) from operations	(123,896)	(633,561)	(939,962)	(567,175)
Interest income	-	-	-	-
Interest expense	11,741	8,486	31,641	24,911
Other, net	-	665	-	(17,876)
Income/(Loss) before provision for income taxes	(135,637)	(642,712)	(971,603)	(574,210)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(135,637)	$(642,712)	$(971,603)	$(574,210)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	11,741	9,151	31,641	7,035
Addback Depreciation/Amortization	38,736	34,895	108,616	117,961
Addback Non-Cash Equity Compensation	58,499	45,708	129,882	139,550

Adjusted EBITDA	$(26,661)	$(552,958)	$(701,464)	$(309,664)